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As filed with the Securities and Exchange Commission on June 16, 2005

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COLD SPRING CAPITAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	75-3192592 (I.R.S. Employer Identification No.)
51 Locust Avenue Suite 302 New Canaan, Connecticut 06840 (203) 972-0888 (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

Richard A. Stratton
Chairman of the Board and
Chief Executive Officer
Cold Spring Capital Inc.
51 Locust Avenue
Suite 302
New Canaan, Connecticut 06840
(203) 972-0888
(203) 966-9478—Facsimile

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
William P. Gelnaw, Jr., Esq. James W. Hackett, Jr., Esq. Choate, Hall & Stewart LLP Exchange Place 53 State Street Boston, Massachusetts 02109 (617) 248-5000 (617) 248-4000—Facsimile	Elizabeth R. Hughes, Esq. Matthew B. Swartz, Esq. Venable LLP 8010 Towers Crescent Drive Suite 300 Vienna, Virginia 22182 (703) 760-1600 (703) 821-8949—Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security being Registered	Amount to be Registered	Propose Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $0.001 par value, and two Warrants(2)	23,000,000 Units	$6.00	$138,000,000	$16,243

Shares of Common Stock included as part of the Units(2)	23,000,000 Shares	—	—	—(3)

Warrants included as part of the Units(2)	46,000,000 Warrants	—	—	—(3)

Shares of Common Stock underlying the Warrants included in the Units(4)	46,000,000 Shares	$5.00	$230,000,000	$27,071

Sole Underwriter's Purchase Option ("Option")	1 Option	$100.00	$100	—(3)

Units underlying Option ("Sole Underwriter's Units")(4)	1,000,000 Units	$7.50	$7,500,000	$883

Shares of Common Stock included as part of the Sole Underwriter's Units(4)	1,000,000 Shares	—	—	—(3)

Warrants included as part of the Sole Underwriter's Units(4)	2,000,000 Warrants	—	—	—(3)

Shares of Common Stock underlying the Warrants included in the Sole Underwriter's Units(4)	2,000,000 Shares	$6.25	$12,500,000	$1,472

Total			$388,000,100	$45,669

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 3,000,000 Units and 3,000,000 shares of Common Stock and 6,000,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the sole underwriter to cover over-allotments, if any.

(3)
No fee required pursuant to Rule 457(g).

(4)
Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants or the Option.

Subject to Completion, dated June 16, 2005

PRELIMINARY PROSPECTUS

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$120,000,000

COLD SPRING CAPITAL INC.

20,000,000 Units

        Cold Spring Capital Inc. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses, portfolios of financial assets or real estate assets that we expect will generate financial assets. We do not have any specific operating business, portfolio of financial assets acquisition or real estate acquisition under consideration, and we have not had any preliminary contacts or discussions with any target regarding a business combination, portfolio acquisition or real estate acquisition. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on consumer and commercial finance companies, portfolios of financial assets originated by consumer and commercial finance companies, and real estate assets that are expected to generate a portfolio of financial assets.

        This is an initial public offering of our securities. Each unit that we are offering consists of:

  •
  one share of our common stock; and

  •
  two warrants.

        Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination, acquisition of a portfolio of financial assets or acquisition of a real estate asset and                        , 2006 and will expire on                        , 2009, or earlier upon redemption.

        We have granted Ferris, Baker Watts, Inc., the sole underwriter, a 45-day option to purchase up to 3,000,000 additional units solely to cover over-allotments, if any (over and above the 20,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Ferris, Baker Watts, Inc. for $100.00, as additional compensation, an option to purchase up to a total of 1,000,000 units at a per-unit offering price of $7.50 (125% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

        There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the American Stock Exchange under the symbol             on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately beginning on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Inc. determines that an earlier date is acceptable. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols            and            , respectively.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses

Per Unit	$6.00	$0.45	$5.55

Total	$120,000,000	$9,000,000	$111,000,000

(1)
Includes a non-accountable expense allowance in the amount of 1.5% of the gross proceeds, or $0.09 per unit ($1,800,000 in total).

        Of the net proceeds we receive from this offering, $107,526,000 ($5.38 per unit) will be deposited into a trust account at                        maintained by Continental Stock Transfer & Trust Company acting as trustee.

        We are offering the units for sale on a firm-commitment basis. Ferris, Baker Watts, Inc., acting as the sole underwriter, expects to deliver our securities to investors in the offering on or about            , 2005.

Ferris, Baker Watts
Incorporated

The date of this prospectus is                        , 2005

        We obtained statistical data, market data and other industry data, trends and forecasts used throughout this prospectus from publicly available information. The authors of this information do not guarantee the accuracy or completeness of the information. Similarly, while we believe that statistical data, industry data, trends, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports in this prospectus.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

i

PROSPECTUS SUMMARY

        This summary highlights material information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

        We are a blank check company organized under the laws of the State of Delaware on May 26, 2005. We were formed for the purpose of undertaking one or more business combinations, portfolio of financial assets acquisitions and/or real estate acquisitions that we expect will generate financial assets. We do not have any specific operating business, portfolio acquisition or real estate acquisition under consideration, and we have not had any preliminary contacts or discussions with any target regarding a business combination, portfolio acquisition or real estate acquisition. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on consumer and commercial finance companies, portfolios of financial assets originated by consumer and commercial finance companies, and real estate assets that are expected to generate a portfolio of financial assets. To date, our efforts have been limited to organizational activities and activities related to this offering.

        We believe that the consumer and commercial finance industry, including real estate mortgages, is an attractive area in which to seek a business combination or portfolio or real estate acquisition. Our management team is experienced in the consumer and commercial finance industry, including sourcing, structuring, financing and consummating transactions involving financial assets. Through our management team and directors, we believe that we have extensive contacts and sources with public and private companies, investment bankers, attorneys and accountants from which to generate acquisition opportunities. Our management team intends to use its experience to find and evaluate potential targets, and to maintain and build on the relationships that they have developed through many years of experience. Our management team also has experience in using leverage to help finance acquisitions and operate businesses. We expect to use debt financing to finance a portion of the purchase price of acquisitions and to support our operations.

        While we may seek to effect business combinations, portfolio acquisitions and/or real estate acquisitions with more than one target, our initial business combination or portfolio or real estate acquisition must be with a target whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is possible that we will have the ability to effect only a single business combination, portfolio acquisition or real estate acquisition.

        Our executive offices are located at 51 Locust Avenue, Suite 302, New Canaan, Connecticut 06840 and our telephone number is (203) 972-0888.

        In this prospectus, references to "we," "us" or "our company" refer to Cold Spring Capital Inc. Unless we tell you otherwise, the terms set forth below shall have the following meanings in the prospectus:

  •
  "business combination" means an acquisition of one or more operating businesses through a merger, capital stock exchange, asset acquisition or other similar business combination;

  •
  "portfolio acquisition" means the acquisition of one or more portfolios of financial assets (including commercial, consumer and/or mortgage loans);

  •
  "real estate acquisition" means the acquisition of one or more real estate assets that is expected to generate a portfolio of financial assets;

  •
  "target" means an operating business, portfolio of financial assets or real estate asset, as applicable;

  •
  "initial transaction" means our first business combination, portfolio acquisition or real estate acquisition or series of such transactions which close simultaneously, which must have a fair market value of at least 80% of our net assets at the time of such transaction(s);

  •
  "initial stockholders" refers to those persons who held shares of our common stock prior to the date of this prospectus; and

  •
  the term "public stockholders" refers to those persons who purchase the securities offered by this prospectus and any of our initial stockholders who purchase these securities either in this offering or afterwards provided that our initial stockholders' status as "public stockholders" shall only exist with respect to those securities so purchased.

        Unless otherwise indicated herein, certain numbers in this prospectus have been rounded and, therefore, are approximate, and all information in this prospectus:

  •
  has been adjusted to give effect to a 25,000-for-1 split of the outstanding common stock, in the form of a stock dividend, to be effective prior to the closing of this offering; and

  •
  has been adjusted to give effect to an amendment and restatement of our certificate of incorporation to become effective prior to the closing of this offering.

        Except as otherwise indicated, all information in this prospectus assumes:

  •
  an initial public offering price of $6.00 per unit;

  •
  that the total public offering price of the units set forth on the cover of this prospectus does not exceed $120 million; and

  •
  no exercise of the underwriter's over-allotment option or purchase option.

THE OFFERING

Securities offered	20,000,000 units, at $6.00 per unit, each unit consisting of:
• one share of common stock; and
• two warrants

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Inc. determines that an earlier date is acceptable. If Ferris, Baker Watts, Inc. determines to permit separate trading of the common stock and warrants earlier than the 90th day after the date of this prospectus, we will issue a press release and file a Current Report on Form 8-K announcing when such separate trading will begin. In no event will Ferris, Baker Watts, Inc. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K.
Common stock:
Number outstanding before this offering	5,000,000 shares
Number to be outstanding after this offering	25,000,000 shares
Warrants:
Number outstanding before this offering	0 warrants
Number to be outstanding after this offering	40,000,000 warrants
Exercisability	Each warrant is exercisable for one share of common stock and may be exercised on a cashless basis.
Exercise price	$5.00
Exercise period	The warrants will become exercisable on the later of:
• the completion of an initial transaction; and
• , 2006
The warrants will expire at 5:00 p.m., New York City local time, on , 2009, or earlier upon redemption.
Redemption	We may redeem the outstanding warrants:
• in whole and not in part;

• at a price of $.01 per warrant at any time after the warrants become exercisable;
• upon a minimum of 30 days' prior written notice of redemption; and
•
if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, by payment of the exercise price or on a "cashless" basis as described below in lieu of paying the exercise price. There can be, however, no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.
Proposed American Stock Exchange symbols for our:
Units — Common Stock — Warrants —
Offering proceeds to be held in trust
$107,526,000 of the proceeds of this offering ($5.38 per unit) will be placed in a trust account at maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds will not be released until the earlier of (i) the completion of an initial transaction on the terms described in this prospectus and (ii) our liquidation. Therefore, unless and until an initial transaction is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target and the negotiation of an agreement to acquire a target. These expenses may be paid prior to an initial transaction only from the net proceeds of this offering not held in the trust account (initially, approximately $2,950,000, after payment of the expenses related to this offering).

None of the warrants may be exercised until after the consummation of an initial transaction and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Public stockholders must approve an initial transaction
We will seek stockholder approval before we effect any initial transaction, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any initial transaction, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, the initial holders may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. We will proceed with an initial transaction only if both:
• a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial transaction; and
• public stockholders owning less than 20% of the shares sold in this offering both vote against the transaction and exercise their conversion rights described below.
Conversion rights for stockholders
Public stockholders voting against an initial transaction will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their portion of the trust account, if the initial transaction is approved and completed. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise or dispose of any warrants they may hold, subject to the terms of the warrants.
Liquidation if no initial transaction
We will dissolve and promptly distribute only to our public stockholders (and not any of our initial stockholders with respect to the shares of common stock owned by them prior to this offering) the amount in our trust account plus any remaining net assets if we do not effect an initial transaction within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the initial transaction has not yet been consummated within such 18 month period). Pursuant to agreements with our initial stockholders, our initial stockholders will not participate in any liquidation distribution occurring upon our failure to consummate an initial transaction with respect to those shares of common stock acquired by them prior to this offering; however, they may participate in any liquidation distribution with respect to any shares of common stock issued in this offering, which they acquire in connection with or following this offering. There will be no distribution from our trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation.

Escrow of management and initial stockholders' shares
On the date of this prospectus, all of our initial stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferable during the escrow period and will not be released from escrow until six months after the consummation of an initial transaction, unless we were to consummate a transaction after the consummation of the initial transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Risks

        In making your decision on whether to invest in our securities, you should take into account not only (1) the backgrounds of our management team, which are described in the section entitled "Management" appearing elsewhere in this prospectus, and (2) the nature of our proposed business, which is described in the section entitled "Proposed Business" appearing elsewhere in this prospectus, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 8 of this prospectus.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 13, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working capital/(deficiency)(1)	$(37,190)	$110,498,810
Total assets	180,000	110,498,810
Total liabilities	157,190	—
Value of common stock which may be converted to cash ($5.38 per share)	—	21,494,447
Stockholders' equity	22,810	89,004,363

(1)
Working Capital/(deficiency) excludes $60,000 of costs related to this offering that were paid or accrued prior to June 13, 2005. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders' equity in the "As Adjusted" column.

        The "as adjusted" information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

        The working capital (as adjusted) and total assets (as adjusted) amounts include the $107,526,000 being held in the trust account ($124,446,000 if the underwriter's over-allotment option is exercised in full), which will be available to us only in connection with the consummation of an initial transaction within the time period described in this prospectus. If an initial transaction is not so consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders.

        Our certificate of incorporation prohibits us from proceeding with an initial transaction if public stockholders owning 20% or more of the shares sold in this offering vote against the initial transaction and exercise their conversion rights. Accordingly, we may effect an initial transaction if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. If shareholders holding up to 19.99% of the units sold in the offering exercise their conversion rights, we would be required to convert to cash up to approximately 19.99% of the 20,000,000 shares of common stock sold in this offering, or 3,998,000 shares of common stock, at an initial per-share conversion price of approximately $5.38, without taking into account interest earned on the trust account if we choose to pursue the initial transaction, and such transaction is completed. The actual per-share conversion price will be equal to:

  •
  the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the initial transaction; divided by

  •
  the number of shares of common stock sold in this offering, including any shares sold in connection with the exercise of the underwriter's over-allotment option.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses, portfolios of financial assets or real estate assets that we expect will generate a portfolio of financial assets, as described in this prospectus. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of an initial transaction. We cannot assure you as to when or if an initial transaction will occur.

If we are unable to complete an initial transaction and are forced to liquidate and distribute the trust account, our public stockholders will receive less than $6.00 per share upon distribution of the trust account and our warrants will expire worthless.

        If we are unable to complete an initial transaction and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking an initial transaction. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate before the completion of an initial transaction. For a more complete discussion of the effects on our stockholders if we are unable to complete an initial transaction, see the section appearing elsewhere in this prospectus entitled "Effecting a business combination or portfolio or real estate acquisition—Liquidation if no initial transaction."

Since we have not yet selected any target with which to complete an initial transaction, we are unable to currently ascertain the merits or risks of any particular target's operations or particular portfolio of financial assets or real estate asset or the industry or business in which we may ultimately operate.

        Although we intend to focus on acquiring consumer and commercial finance companies (or portfolios of financial assets originated by consumer and commercial finance companies) and real estate assets that we expect will generate a portfolio of financial assets, we may acquire a company operating in any industry we choose. Additionally, we have not yet selected or approached any prospective target. Accordingly, there is no reliable basis for you to currently evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target that we may ultimately acquire. To the extent we complete an initial transaction with an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete an initial transaction with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target. For a more complete discussion of our selection of targets, see the section appearing elsewhere in this prospectus entitled "Effecting an initial transaction—We have not selected or approached any target."

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, which could have a negative impact on our ability to consummate a business combination or portfolio or real estate acquisition.

        Our officers and directors are not required or expected to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. This could have a negative effect on our ability to consummate a business combination or portfolio or real estate acquisition. We do not intend to have any full time employees prior to the consummation of an initial transaction. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If our executive officers' or directors' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination or portfolio or real estate acquisition. For example, with respect to two of the other companies with which Mr. Stratton is affiliated and in which he owns an equity interest, an event of default will exist under that company's loan agreements if Mr. Stratton ceases to be actively engaged in the management of the entities' businesses. In the case of one of the entities, Mr. Stratton has guaranteed a portion of the entity's indebtedness and Mr. Stratton's obligations under the guaranty could become due and payable if an event of default were to exist. For a more complete discussion of the potential conflicts of interest that you should be aware of, see the section appearing elsewhere in this prospectus entitled "Management—Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

Our chief executive officer is a party to a to non-competition agreement that will limit the types of companies we can target for an initial transaction and may make us a less attractive buyer to certain target companies.

        Richard Stratton, our chairman of the board and chief executive officer, is a party to a non-competition agreement with Resort Finance LLC, or RFL, pursuant to which he agreed not to engage in or be interested in any business which competes, directly or indirectly, with RFL including, but not limited to, any business involved in the acquisition, maintenance, administration and financing of timeshare loans and/or making loans to timeshare developers. The restrictions contained in the non-compete agreement will continue to apply while Mr. Stratton is an officer of RFL and for a period of up to three years after the earliest of such time as RFC ceases to own any equity interest in RFL, Mr. Stratton ceases to be the chief executive officer of RFL or the agreement among members of RFL is terminated. Mr. Stratton believes that, since its inception, RFL's business has consisted of acquiring, maintaining, administering and financing portfolios of timeshare finance loans and loans to timeshare developers. An expansion by RFL of its business could potentially further restrict the business activities Mr. Stratton could engage in without competing with RFL. We do not intend to acquire any business that Mr. Stratton is restricted from engaging in. In addition, a disagreement or litigation between RFL or its investors and Mr. Stratton could result in a material adverse effect and impair our ability to fulfill our business plan.

Our current officers and directors may resign upon consummation of an initial transaction and we will have only limited ability to evaluate the management of the target.

        Our ability to successfully effect a business combination or portfolio or real estate acquisition will be totally dependent upon the efforts of our key personnel. Upon consummation of an initial transaction, the future role of our key personnel in the target cannot presently be ascertained.

Although it is possible that some of our executive officers and other personnel will remain associated in various capacities with the target following an initial transaction, they are not currently obligated to do so.

        We may attempt to retain the management of the target business or we may recruit new management team members to join us. Moreover, to the extent we acquire a portfolio of financial assets or real estate assets, our ability to recruit personnel from the selling entity may be limited because the seller may wish to retain the services of such personnel. Although we intend to closely scrutinize the management of a prospective target in connection with evaluating the desirability of effecting a business combination or portfolio or real estate acquisition, we cannot assure you that our assessment of management will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as applicable securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be an expensive and time-consuming process, which could adversely affect our operations.

Our officers and directors may not have significant experience or knowledge of the industry of the target.

        If we decide to acquire a target that operates in a field outside of the realm of experience of our officers and directors, we cannot assure you that our officers and directors will have gained enough experience or have sufficient knowledge relating to the industry of the target to make an appropriate acquisition decision.

Some of our officers and directors are currently, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        Some of our officers and directors are currently, and may in the future become, affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. For example, Mr. Stratton and Mr. Weingarten are each affiliates of companies engaged in the business of originating, financing, purchasing and servicing consumer, commercial and real estate loans. In addition, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they have fiduciary obligations. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a more complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see the sections appearing elsewhere in this prospectus entitled "—Our chief executive officer is a party to a non-competition agreement that will limit the types of companies we can target for an initial acquisition and may make us a less attractive buyer to certain target companies," "Management—Directors and Officers" and "Management—Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors directly or indirectly own shares of our common stock that will not participate in liquidation distributions, and therefore they may have a conflict of interest in determining whether a particular target is appropriate for an acquisition.

        All of our officers and directors directly or indirectly own stock in our company, but do not have a right with respect to those shares of common stock acquired by them prior to this offering to receive distributions upon our liquidation prior to an initial transaction. Additionally, Richard A. Stratton and Joseph S. Weingarten have agreed with Ferris, Baker Watts, Inc., the sole underwriter, that they and certain of their affiliates or designees will use reasonable best efforts to purchase 3,000,000 warrants at prices not to exceed $0.70 per warrant in the open market following this offering, subject to certain conditions. The shares and warrants owned by our officers and directors will be worthless if we do not consummate an initial transaction. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target and completing an initial transaction within the required time frame. Consequently, our officers' and directors' discretion in identifying and selecting a suitable target may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial transaction are appropriate and in our stockholders' best interest.

We may not be able to consummate an initial transaction within the required time frame, in which case we would be forced to liquidate.

        We must complete an initial transaction with a fair market value of at least 80% of our net assets at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the initial transaction relating thereto has not yet been consummated within such 18-month period). If we fail to consummate an initial transaction within the required time frame, we will be forced to liquidate our assets. We may not be able to find a suitable target within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial transaction. We do not have any specific business combination, portfolio of financial assets or real estate asset acquisition under consideration, and we have not had any preliminary contacts or discussions with any target regarding a business combination or portfolio or real estate acquisition.

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to complete an initial transaction with a target business or assets that we have not yet identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, upon consummation of this offering including an audited balance sheet demonstrating this fact, we believe that we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419 promulgated under the Securities Act of 1933, as amended. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradable and we will have a longer period of time to complete an initial transaction in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section appearing elsewhere in this prospectus entitled "Comparison to offerings of blank check companies."

If third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation price received by stockholders would be less than $5.38 per share.

        Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective targets, sellers or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. We may elect to enter into arrangements with such parties even if they do not agree to execute such waivers if we believe that the arrangements would nevertheless be in the best interests of our stockholders. In addition, the amounts in the trust fund could be reduced if we are required to indemnify our officers or directors in connection with a third party claim pursuant to our certificate of incorporation. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $5.38, plus interest, due to claims of such creditors or such indemnification obligations. If we liquidate before the completion of an initial transaction and distribute the proceeds held in trust to our public stockholders, Richard A. Stratton, our Chairman of the Board and Chief Executive Officer, and Joseph S. Weingarten, our President, will, severally, one half each, be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that Messrs. Stratton and Weingarten will be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective targets if an initial transaction is not consummated with that prospective target, or for claims from any entity other than vendors.

We may issue shares of our capital stock or debt securities to complete a business combination or portfolio or real estate acquisition, which would reduce the equity interest of our stockholders and could likely cause a change in control of our ownership.

        Our certificate of incorporation authorizes the issuance of up to 85,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering (assuming no exercise of the underwriter's over-allotment option), there will be 17,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Ferris, Baker Watts, Inc., the sole underwriter), and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, a combination of common and preferred stock, or debt securities, to complete an initial transaction or future acquisitions. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

  •
  may significantly reduce the equity interest of investors in this offering;

  •
  may subordinate the rights of holders of common stock if the preferred stock is issued with rights senior to those afforded to our common stock;

  •
  would likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock and other securities.

        Similarly, if we issue debt securities, it could result in:

  •
  default and foreclosure on our assets if our operating revenues after an initial acquisition were insufficient to service our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves, or compliance with other covenants, and any such covenant is breached without a waiver or renegotiation of that covenant;

  •
  our immediate obligation to pay all principal and accrued interest, if any, if the debt security is payable on demand;

  •
  covenants that limit our ability to take certain actions, including acquiring capital assets, making additional acquisitions, or making additional loans or other investments; and

  •
  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

        For a more complete discussion of the possible structure of a business combination or portfolio or real estate acquisition, see the section appearing elsewhere in this prospectus entitled "Effecting a business combination or portfolio or real estate acquisition—Selection of a target and structuring of a business combination or portfolio or real estate acquisition."

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable initial transaction or optimize our capital structure.

        At the time we seek stockholder approval of any initial transaction, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the initial transaction and the transaction is approved and completed. Accordingly, if an initial transaction requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund the initial transaction in case a larger percentage of stockholders exercise their conversion rights than we expected. Therefore, we may not be able to consummate an initial transaction that requires us to use all of the funds held in the trust account as part of the purchase price, or the initial transaction may be more highly leveraged than desirable. As a result, we may not be able to effectuate the most attractive initial transaction available to us.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our internal control over financial reporting beginning with our Annual Report on Form 10-K for the year ending December 31, 2006. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties, stockholder litigation, or the de-listing of our securities. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management's evaluation of our internal control over financial reporting. A target may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

If our common stock becomes subject to the Securities and Exchange Commission's penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

  •
  make a special written suitability determination for the purchaser;

  •
  receive the purchaser's written agreement to a transaction prior to sale;

  •
  provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

  •
  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

        If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is possible that we will only be able to complete one business combination or portfolio or real estate acquisition, which will cause us to be solely dependent on a single business and a limited number of products, services or assets.

        The net proceeds from this offering will provide us with approximately $107,526,000 which we may use to complete a business combination or an acquisition of a portfolio of financial assets or real estate assets that we expect will generate financial assets. Our initial transaction must be with a target having a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, and depending on the extent to which we use debt financing or issue securities to finance the purchase price, it is possible that we will have the ability to complete only a single business combination or portfolio or real estate acquisition. Accordingly, the prospects for our success may be:

  •
  solely dependent upon the performance of a single business, portfolio of financial assets or real estate asset; or

  •
  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations or asset acquisitions in different industries or different areas of a single industry.

We may not provide audited financial statements to our stockholders in seeking approval of an initial transaction, which may make it more difficult for stockholders to analyze the transaction in making their voting decisions.

        Prior to the completion of an initial transaction, we will submit the transaction to our stockholders for approval, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of an initial transaction, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934. In connection with a business combination, these solicitation materials will include a description of the operations of the target and audited historical financial statements of the business. However, in the case of an acquisition of a portfolio of financial assets or of real estate assets, audited financial statements may not be available or we may not be required to provide stockholders with such financial statements. The absence of such financial statements may make it more difficult for stockholders to analyze the transaction in making their voting decisions.

None of our officers or directors has ever been a principal of, or has ever been affiliated with, a company formed with a business purpose similar to ours.

        Our officers and directors have never served as officers or directors of a development stage public company with the business purpose of raising funds to acquire a consumer or commercial finance company (or portfolio of financial assets originated by a consumer or commercial financial company) or real estate asset. Accordingly, you may not be able to adequately evaluate their ability to successfully consummate a business combination or portfolio or real estate acquisition.

Because of our limited resources and the significant competition for business combination and portfolio or real estate acquisition opportunities, we may not be able to consummate an attractive business combination or portfolio or real estate acquisition.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including finance companies, banks, venture capital funds, leveraged buyout funds, operating businesses and other financial buyers competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations or portfolio or real estate acquisitions directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential targets that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain large targets will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain targets. Further, the obligation that we have to seek stockholder approval of an initial transaction may delay the consummation of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for an initial transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain targets. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination or portfolio or real estate acquisition.

If additional financing is required, we may be unable to complete a business combination or portfolio or real estate acquisition or to fund the operations and growth of the target of a business combination or the management and servicing of the portfolio of financial assets or real estate asset or the acquisition of additional portfolios or assets, which could compel us to restructure the transaction or abandon a particular business combination or portfolio or real estate acquisition.

        Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination or portfolio or real estate acquisition, in as much as we have not yet identified any prospective target, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or portfolio or real estate acquisition, or the depletion of the available net proceeds in search of a target, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We also intend to finance a significant portion of the purchase price through debt financing. We cannot assure you that any such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular acquisition, we would be compelled to restructure the transaction or abandon that particular business combination or portfolio or real estate acquisition and seek an alternative target candidate. In addition, if we consummate a business combination or portfolio or real estate acquisition, we may require additional financing to fund the operations or growth of the target or to acquire additional portfolios of financial assets or real estate assets. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business or the management and servicing of the portfolio of financial assets or real estate assets or the acquisition of additional portfolios or assets. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination or portfolio or real estate acquisition.

Our initial stockholders, including our officers and directors, control a substantial interest in us and this may influence certain actions requiring a stockholder vote.

        Upon consummation of our offering, our initial stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock, assuming they do not purchase units in this offering. None of our initial stockholders, officers and directors has indicated to us that they intend to purchase our securities in the offering. However, two of our initial stockholders, Richard A. Stratton and Joseph S. Weingarten, have agreed to use reasonable best efforts to purchase up to 3,000,000 warrants collectively at prices not to exceed $0.70 per warrant in the open market following this offering, subject to certain conditions. Any exercise of these warrants by Messrs. Stratton and Weingarten would increase their relative ownership percentage of us. In connection with the vote required for our initial transaction, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. Our board of directors is divided into three classes; each class will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of an initial transaction. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until an initial transaction. Additionally, our initial stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or securities in the aftermarket. If they do, we cannot assure you that our initial stockholders will not have considerable influence upon the vote in connection with an initial transaction.

Risks Related to the
Consumer and Commercial Finance
Company and Real Estate Industries

We may be subject to risks relating to the real estate market.

        We may acquire an operating business which makes (or acquire a portfolio of) loans secured by real estate. We also may acquire real estate assets that we expect will lead to the generation of financial assets when we lend a portion of the purchase price to buyers of the real estate. Real estate markets are cyclical in nature and highly sensitive to changes in national and regional economic conditions, including, among other facts, levels of employment and discretionary disposable income, consumer confidence, available financing and interest rates. A downturn in the economy in general or in the market for real estate assets could have a material adverse effect on our business, operating results and financial condition. In addition, concentration in a given region may increase our susceptibility to a downturn in such region.

To the extent we acquire one or more real estate assets, we will be subject to significant and customary risks relating to the ownership of real estate.

        We may acquire one or more real estate assets. To the extent we do this, we intend to subdivide the property, make certain improvements to the property, and then resell the subdivided parcels. We would offer to provide financing to customers for a significant portion of the purchase price. Our activities in this area will be subject to numerous risks and uncertainties, including the following:

  •
  the real estate market is highly competitive, and we may have difficulty locating and acquiring suitable assets;

  •
  the property may decline in value due to changing market and economic conditions and other factors;

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  the costs of developing and completing the asset may exceed those anticipated, possibly making the asset unprofitable;

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  there may be delays in bringing the property to market due to, among other things, changes in regulations, delays in obtaining necessary approvals, and changes in the availability of financing;

  •
  demand for the subdivided parcels may be lower, and the period necessary to sell off the asset may be longer, than anticipated;

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  real estate is subject to extensive and complex regulations, and costs of regulatory compliance may exceed those anticipated;

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  we may incur environmental liabilities in connection with our ownership of real estate; and

  •
  even if we are able to sell the subdivided parcels, customers may wish to pay cash or utilize third party financing rather than borrow money from us.

        To the extent customers utilize our financing, we will bear the risk of delinquencies and defaults and other customary risks. Please see "We will be subject to all of the risks common to an originator or owner of loan portfolios" below.

We will be subject to interest rate risk.

        In connection with our operations and acquisitions, we will be subject to interest rate risk, including:

  •
  the applicable interest rates on loan portfolios owned by us may fail to reflect (be less than) prevailing market rates;

  •
  the spread between (i) the rates obligors on our loans pay us and (ii) the prevailing interest rates at which we borrow money from our lenders may be lower than anticipated or negative;

  •
  applicable state laws may limit the effective interest rates that we may charge; and

  •
  to the extent we take steps to manage interest rate risk (such as through the purchase of interest rate swaps or caps), we will be subject to credit risks with respect to the financial institutions that provide us with the interest rate protection and the steps we take to manage the interest rate risk may not prove to be effective.

In order to grow our business, we will need to continually originate or acquire portfolios of loans.

        We will be in the business of owning loan portfolios. By their nature, these portfolios will decline in value over time, as outstanding balances are repaid or the loans go into default. As a result, in order to grow our business we will need to originate, purchase or otherwise acquire new loans. The customer and commercial finance industry is highly competitive, and no assurances can be given that we will be able to originate, purchase or otherwise acquire additional pools of loans on attractive terms or at all. In addition, after the initial transaction, our stockholders will not have the right to approve any future acquisitions, except as and to the extent otherwise required under Delaware law.

We expect to incur significant indebtedness and be subject to customary risks relating to leverage.

        We expect to incur significant indebtedness to finance an initial transaction. Moreover, we expect to seek external sources of liquidity to support our operations, finance the acquisition of additional businesses or assets and satisfy our debt and other obligations. Our ability to service or to refinance our indebtedness or to obtain additional financing will depend on our future performance, which is subject to a number of factors, including our business, results of operations, leverage, financial condition and business prospects, the performance of our portfolio(s) of financial assets, prevailing interest rates, general economic conditions and perceptions about the industries in which we operate. No assurances can be given that we will be able to obtain sufficient external sources of liquidity on attractive terms, or at all. To the extent we utilize debt financing, our credit agreements will likely include various representations and warranties, conditions to funding, eligibility requirements for collateral, affirmative, negative and financial covenants and events of default. We anticipate that our debt financing will require us to pledge certain collateral to our lenders. For example, a credit facility may have a borrowing base requirement pursuant to which our lender(s) will lend us up to a specified percentage of the outstanding principal balance of eligible loans. The eligibility requirements may limit our ability to borrow against certain assets, and assets that were initially eligible may cease to qualify if the obligor fails to make payments or otherwise defaults on its obligations to us. If this were to occur, we would be required to add additional eligible loans as collateral and/or repay a portion of our indebtedness in order to comply with the borrowing base requirements.

        Our level of debt and debt service requirements will have several important effects on our future operations, including the following:

  •
  we will have significant cash requirements to service debt, reducing funds available for operations and future business opportunities and increasing our vulnerability to adverse economic and industry conditions;

  •
  our leveraged position may increase our vulnerability to competitive pressures;

  •
  the financial covenants and other restrictions contained in the agreements relating to our indebtedness will require us to meet certain financial tests and will restrict our ability to, among other things, borrow additional funds, dispose of assets or pay cash dividends on, or repurchase, preferred or common stock; and

  •
  funds available for working capital, capital expenditures, acquisitions and general corporate purposes may be limited.

        Certain of our competitors will likely operate on a less leveraged basis and will have greater operating and financial flexibility than we will. There can be no assurance that our cash flow and capital resources will be sufficient for payment of our indebtedness in the future. If we are not able to satisfy our debt service obligations, we could default on our indebtedness, which would entitle the holders of such indebtedness to, among other things, accelerate the maturity thereof. Any default under the documents governing our indebtedness could have a material adverse effect on our business and the value of our securities.

We will be subject to all of the risks common to an originator or owner of loan portfolios.

        Operating risks common to the consumer and commercial finance industries may have a material adverse effect on our business and results of operations. These include:

  •
  changes in general economic conditions, including levels of employment, consumer confidence, available financing, and interest rates;

  •
  declines in the value of any assets serving as collateral for the loans;

  •
  credit risks relating to the obligors on our loans, including delays in payment and the inability to recover the outstanding balance of loans following an event of default;

  •
  the incurrence of significant costs, delays and legal compliance costs in connection with servicing and collection efforts;

  •
  the need to comply with significant legal and regulatory requirements in connection with the origination, servicing and collection of the loans—consumer and commercial lending are highly regulated and the regulatory requirements are complex;

  •
  legal and other restrictions and delays in foreclosing or otherwise realizing upon any collateral for loans;

  •
  actual defaults, losses, delinquencies and foreclosures exceed those anticipated; and

  •
  disputes with obligors which may lead to litigation.

Some of our target borrowers may be more susceptible to financial difficulties than larger businesses.

        Our expected target businesses may involve commercial and/or consumer financing. To the extent that we engage in lending to small business, these borrowers:

  •
  may be more vulnerable than large businesses to economic downturns;

  •
  typically depend upon the management talents and efforts of one person or a small group of persons; and

  •
  often need substantial additional capital to expand or compete.

        Small business loans may entail a greater risk of delinquencies and defaults than loans entered into with larger, more creditworthy customers. In addition, there is typically only limited publicly available financial and other information about small businesses and they often do not have audited financial statements. Accordingly, in making credit decisions, we will rely upon the accuracy of information about these small businesses obtained from the small business owner and/or third party sources, such as credit reporting agencies. If we inaccurately assess the creditworthiness of obligors, we may experience a higher number of loan defaults and related decreases in our earnings.

Risks Related to this Offering

Our initial stockholders paid an aggregate of $25,000, or $.005 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our initial stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.3%, or $1.76 per share (the difference between the pro forma net tangible book value per share of $4.24 and the initial offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination or portfolio or real estate acquisition using our common stock as consideration.

        In connection with this offering, as part of the units, we will be issuing warrants to purchase 40,000,000 shares of common stock (46,000,000 if the underwriter's over-allotment option is exercised in full). We will also issue an option to purchase 1,000,000 units to Ferris, Baker Watts, Inc., the sole underwriter, which, if exercised, will result in the issuance of an additional 2,000,000 warrants. To the extent we issue shares of common stock to effect a business combination or portfolio or real estate acquisition, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and the option could make us a less attractive acquisition vehicle in the eyes of a target as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of any shares issued to complete the business combination or portfolio or real estate acquisition. Accordingly, our warrants and the option may make it more difficult to effectuate a business combination or portfolio or real estate acquisition, or increase the cost of the target. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and the option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and the option are exercised, you may experience dilution to your holdings.

If our initial stockholders or Ferris, Baker Watts, Inc. exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

        Our initial stockholders are entitled to demand that we register the resale of their shares of securities at any time after the date on which their shares are released from escrow. In addition, Ferris, Baker Watts, Inc., the sole underwriter, is entitled to demand that we register the sale of its securities from time to time. If our initial stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 5,000,000 shares of common stock eligible for trading in the public market. If Ferris, Baker Watts, Inc. exercises its registration rights with respect to the shares of common stock issuable upon exercise of its purchase option and the warrants issuable under the purchase option, there will be an additional 3,000,000 shares of common stock, assuming exercise of the warrants held by Ferris, Baker Watts, Inc., eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or portfolio or real estate acquisition or increase the cost of the target, as the stockholders of the target or owner of the target portfolio or asset may be discouraged from entering into a business combination or portfolio or real estate acquisition with us or will request a higher purchase price as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

  •
  restrictions on the nature of our investments; and

  •
  restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination or portfolio or real estate acquisition. In addition, we may have imposed upon us burdensome requirements, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure;

  •
  reporting, record keeping, voting, proxy, compliance and disclosure requirements; and

  •
  complying with other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in "government securities" (within the meaning of the Investment Company Act of 1940) with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. In addition to the risk of being deemed an investment company subject to the Act prior to the consummation of an initial transaction, we may, depending on the nature of the financial assets that we own, have a risk of being deemed an investment company subject to the Act in the future because the loan portfolios we own may be considered "securities.". The Act includes a number of exemptions which we believe may be applicable to us. Although we will seek to operate in a way that avoids being classified as an investment company, no assurances can be given that we will be successful. If we were deemed to be subject to the Act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

        There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

Acquisitions that we may undertake would involve a number of inherent risks, any of which could cause us not to realize the benefits anticipated to result.

        Following our initial transaction, our strategy will include expanding our assets and operations through additional combinations or acquisitions. Combinations and acquisitions involve inherent risks, such as:

  •
  uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities of, acquisition or other transaction candidates;

  •
  the potential of key management and employees of an acquired business;

  •
  the ability to achieve identified operating and financial synergies anticipated to result from a combination or acquisition;

  •
  problems that could arise from the integration of the acquired business or assets; and

  •
  unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the combination or acquisition.

        Any one or more of these factors could cause us not to realize the benefits anticipated to result from any combination or acquisition or could result in unexpected liabilities.

The inability of the sellers of businesses or assets that we may acquire to fulfill their indemnification obligations to us under our combination or acquisition agreements could increase our liabilities and adversely affect our results of operations and financial position.

        We expect that in our combination or acquisition agreements, the sellers may agree to retain responsibilities for and indemnify us against damages resulting from certain third-party claims or other liabilities. The failure of any seller to satisfy its obligations with respect to claims and retained liabilities covered by the combination or acquisition agreements could have an adverse effect on our results of operations and financial position because claimants may successfully assert that we are liable for those claims or retained liabilities. In addition, we expect that certain obligations of the sellers to indemnify us will terminate upon the expiration of the applicable indemnification period and will not cover damages in excess of the applicable coverage limit. The assertion of third-party claims after the expiration of the applicable indemnification period or in excess of the applicable coverage limit, or the failure of any seller to satisfy its indemnification obligations with respect to breaches of its representations, warranties and covenants, could have an adverse effect on our results of operations and financial position.

FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. The words "believe," "expect," "anticipate," "should," "would," "could," "plan," "will," "may," "intend," "estimate," "potential," "continue" or similar expressions or the negative of these terms are intended to identify forward-looking statements.

        We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations and business strategy. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking statements in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus.

        Our forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross Proceeds(1)	$120,000,000	$138,000,000
Offering expenses(2)
Underwriting discount (6% of gross proceeds)	7,200,000	8,280,000
Underwriting non-accountable expense allowance (1.5% of gross proceeds)	1,800,000	1,800,000
Legal fees and expenses (including blue sky services and expenses)	325,000	325,000
Miscellaneous expenses	14,031	14,031
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	25,000	25,000
SEC registration fee	45,669	45,669
NASD registration fee	39,300	39,300
Net proceeds
Held in trust	107,526,000	124,446,000
Not held in trust	2,950,000	2,950,000

Total net proceeds	$110,476,000	$127,396,000

(1)
Excludes the payment of $100 from Ferris, Baker Watts, Inc. for its purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any warrants.

(2)
A portion of the offering expenses have been paid from the funds we received from Messrs. Stratton and Weingarten appearing elsewhere in this prospectus. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

	Amount	Percentage
Use of net proceeds not held in trust(1)
Due diligence of prospective target(s)	$300,000	(10.2%	)
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of an initial transaction (1)	1,800,000	(61.0%	)
Payment of administrative fee to Full Circle LLC ($7,500 per month for two years)(1)	180,000	(6.1%	)
Legal and accounting fees relating to SEC reporting obligations(1)	200,000	(6.8%	)
Working capital to cover miscellaneous expenses, D&O insurance and reserves(1)	470,000	(15.9%	)

Total net proceeds not held in trust(1)	$2,950,000	(100%	)

(1)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ materially from those set forth herein.

        $107,526,000, or $124,446,000, if the underwriter's over-allotment option is exercised in full, of net proceeds will be placed in a trust account at             maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of an initial transaction and our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target with which we complete an initial transaction. Any amounts not paid as consideration to the sellers of the target may be used to finance operations of the target or to manage and service the portfolio or real estate asset and/or acquire additional businesses, financial assets or real estate assets.

        The payment to Full Circle LLC, an affiliate of Richard A. Stratton, of a monthly fee of $7,500 is for certain administrative, technology and secretarial services, as well as the use of certain limited office space. This arrangement is being agreed to by Full Circle LLC for our benefit and is not intended to provide Richard A. Stratton compensation in lieu of a salary. We believe, based on rents and fees for similar services in Fairfield County, Connecticut, that the fee charged by Full Circle LLC is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of an initial transaction, or our liquidation, we will no longer be required to pay this monthly fee.

        We intend to use the amount not held in trust (approximately $2,950,000) for director and officer liability insurance premiums (approximately $250,000), with the balance of $2,700,000 being held in reserve to pay due diligence, legal, accounting and other expenses of structuring and negotiating an initial transaction, as well as for reimbursement of any out-of-pocket expenses incurred by our initial stockholders in connection with activities on our behalf as described below. We believe that the amount not held in trust will be sufficient to cover the foregoing expenses and reimbursement costs.

        To the extent that our capital stock is used in whole or in part as consideration to effect an initial transaction, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target or to manage and service the portfolio or real estate asset and/or acquire additional operating businesses or portfolios of financial assets or real estate assets.

        Richard A. Stratton, our Chairman of the Board and Chief Executive Officer, and Joseph S. Weingarten, our President, have advanced to us a total of $100,000, on a non-interest bearing basis, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal fees and expenses. The advances will be payable on the earlier of June 10, 2006 and the consummation of this offering. The advances will be repaid out of the proceeds of this offering not be placed in trust.

        The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will only be invested in United States "government securities," defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less, so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until an initial transaction is completed.

        We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that an initial transaction is not consummated during that time.

        Commencing on the effective date of this prospectus through the consummation of an initial transaction, we will pay Full Circle LLC the fee described above. Other than this $7,500 per month administrative fee, no compensation of any kind (including finder's and consulting fees) will be paid to any of our initial stockholders, our officers or directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the initial transaction. However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential targets and performing due diligence on suitable initial transactions. Since the role of present management after an initial transaction is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after an initial transaction.

        A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder were to seek to convert such shares into cash in connection with an initial transaction which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At June 13, 2005, our net tangible book value was a deficiency of $37,190, or approximately $(0.01) per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at June 13, 2005 would have been $89,004,363 or $4.24 per share, representing an immediate increase in net tangible book value of $4.25 per share to the initial stockholders and an immediate dilution of $1.76 per share, or 29.3%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $21,494,447 less than it otherwise would have been because if we effect an initial transaction, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the initial transaction, inclusive of any interest, divided by the number of shares sold in this offering.

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors	$4.25

Pro forma net tangible book value after this offering		$4.24

Dilution to new investors		$1.76

        The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial stockholders	5,000,000	20.0%	$25,000.021%		$0.005
New investors	20,000,000	80.0%	$120,000,000	99.979%	$6.00

	25,000,000	100.0%	$120,025,000	100.0%

        The calculations above as to dilution assume no exercise of the underwriter's over-allotment option and do not take into account the underwriter's purchase option.

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(37,190)
Proceeds from this offering	110,476,000
Offering costs paid or accrued and excluded from net tangible book value before this offering	60,000
Less: Proceeds held in trust subject to conversion to cash ($107,526,000 × 19.99%)	(21,494,447)

$89,004,363

Denominator:
Shares of common stock outstanding prior to this offering	5,000,000
Shares of common stock included in the units offered	20,000,000
Less: Shares subject to conversion (20,000,000 × 19.99%)	(3,998,000)

21,002,000

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, operating results, capital requirements, Delaware law, restrictions in agreements to which we are a party, and other factors that our board of directors deems relevant.

CAPITALIZATION

        The following table sets forth our capitalization as at June 13, 2005, and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	June 13, 2005
	Actual	As Adjusted
Common stock, $0.001 par value, -0- and 3,998,000 shares which are subject to possible conversion, shares at conversion value	$—	$21,494,447
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $0.001 par value, 85,000,000 shares authorized; 5,000,000 shares issued and outstanding and 21,002,000 shares issued and outstanding (excluding 3,998,000 shares subject to possible conversion), as adjusted	5,000	21,002
Additional paid-in capital	20,000	88,985,551
Deficit accumulated during the development stage	(2,190)	(2,190)

Total stockholders' equity	22,810	89,004,363

Total capitalization	$22,810	$110,498,810

        If we consummate an initial transaction, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of an initial transaction divided by the number of shares sold in this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following is a discussion and analysis of our financial condition, results of operations and liquidity and capital resources. This section should be read together with our audited financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in, or implied by, the forward-looking statements contained in this prospectus.

        We are a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business, a portfolio of financial assets or real estate assets that we expect will generate a portfolio of financial assets. We do not have any specific business combination or portfolio or real estate acquisition under consideration, and we have not had any preliminary contacts or discussions with any target regarding a business combination or portfolio or real estate acquisition. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination or portfolio or real estate acquisition. The issuance of additional shares of our capital stock:

  •
  may significantly reduce the equity interest of our stockholders;

  •
  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

  •
  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock and other securities.

        Similarly, if we issue debt securities, it could result in:

  •
  default and foreclosure on our assets if our operating revenues after an initial transaction were insufficient to pay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves or compliance with other covenants, and any such covenant is breached without a waiver or renegotiation of that covenant;

  •
  our immediate obligations to pay of all principal and accrued interest, if any, if the debt security is payable on demand;

  •
  covenants that limit our ability to take certain actions, including acquiring capital assets, making additional acquisitions or making additional loans or investments; and

  •
  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

        Richard A. Stratton, our Chairman of the Board and Chief Executive Officer, and Joseph S. Weingarten, our President, advanced to us a total of $100,000, which was used to pay a portion of the expenses of this offering with respect to the SEC registration fee, the NASD registration fee and legal fees and expenses. These advances will be paid out of the proceeds of this offering not being placed in trust.

        We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $524,000 and underwriting discounts and the non-accountable expenses allowance of approximately $9,000,000, will be approximately $110,476,000, or $127,396,000 if the underwriter's over-allotment option is exercised in full. Of this amount, $107,526,000, or $124,446,000 if the underwriter's over-allotment option is exercised in full, will be held in trust and the remaining $2,950,000 in either event will not be held in trust. We will use substantially all of the net proceeds of this offering not being held in trust to identify and evaluate prospective acquisition candidates, select the target, and structure, negotiate and consummate the initial transaction. To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect an initial transaction, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target of a business combination or the management and servicing of the portfolio or real estate asset. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that an initial transaction is not consummated during that time. Over this time period, and exclusive of the expenses related to this offering, we anticipate approximately $300,000 of expenses for the due diligence and investigation of a target, $1,800,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of an initial transaction, $180,000 for the administrative fee payable to Full Circle LLC ($7,500 per month for two years), $200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $470,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $250,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we expect to use debt financing in connection with the consummation of an initial transaction. We may also issue additional securities in connection with such transaction. We would only consummate such debt and/or other financings simultaneously with the consummation of an initial transaction.

Quantitative and Qualitative Disclosures About Market Risk

        Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. $107,526,000 of the net offering proceeds will be deposited into a trust account at                         maintained by Continental Stock Transfer & Trust Company. The $107,526,000 of net offering proceeds held in trust will only be invested in U.S. "government securities," defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less. Thus, we are subject to market risk primarily through the effect of changes in interest rates on government securities. The effect of other changes, such as foreign exchange rates, commodity prices and/or equity prices, does not pose significant market risk to us.

PROPOSED BUSINESS

Overview

        We are a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses, portfolios of financial assets or real estate assets that we expect will generate a portfolio of financial assets. We do not have any specific business combination, portfolio of financial assets acquisition or real estate asset acquisition under consideration, and we have not had any preliminary contacts or discussions with any target regarding a business combination, portfolio acquisition or real estate assets acquisition. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on consumer and commercial finance companies or portfolios of financial assets originated by consumer and commercial finance companies and real estate assets.

        We intend to focus on specialty finance companies (and portfolios) in market sectors which we believe possess superior growth prospects, either in terms of significant revenue growth opportunities or in terms of unique opportunities to expand profitability and cash flow. We will seek executive management teams who have demonstrated the ability to operate and profitably grow specialty finance companies. We will look to create competitive advantages in a given market place.

        Examples of qualities we will look for in a target business or portfolio of financial assets include:

  •
  experienced management groups with operating experience in finance companies;

  •
  demonstrated track records of growth in revenues and cash flow;

  •
  involvement in a fragmented industry providing opportunity for additional acquisitions;

  •
  well-developed and disciplined credit underwriting and risk management culture;

  •
  regulatory or technical barriers to entry; and/or

  •
  companies with strong internal growth prospects with a need for growth capital.

        Examples of qualities we will look for in a target real estate asset include:

  •
  geographical location;

  •
  attractive topographical features;

  •
  ability to subdivide the property;

  •
  demand in the area;

  •
  general economic conditions in the region; and/or

  •
  anticipated profitability.

        After effecting an initial transaction, we intend to seek to realize and enhance shareholder value through restructuring the balance sheet to employ proper leverage, strategic planning, cost reductions, complementary acquisitions, divestitures of non-strategic assets, investments in technology, and investments in expanded marketing programs. In addition, we currently intend to use leverage to finance a significant portion of the acquisition or acquisitions we make. See "Risk Factors—We may incur significant indebtedness and be subject to customary risks relating to leverage."

        We intend to source our target opportunities from various internal and external sources. We believe that we will be able to generate deal flow from internal sources primarily resulting from personal contacts and relationships that our officers and directors have developed and maintain in the specialty finance, banking and real estate industries, as well as through relationships they have developed and maintain with various professionals, including accountants, consultants, commercial bankers, attorneys, regional brokers and other investors. We will also seek to generate deal flow from external sources by contacting investment bankers, banks, insurance companies and other members of the financial community which may present solicited or unsolicited proposals.

        While we may or may not consummate a business combination with a company involved in the consumer or commercial industries, we believe this focus should prove to be an attractive area in which to find a target, and we believe that many companies in those areas would find the opportunity to sell to us attractive as well. We believe that the owners of many potential targets would find an acquisition by us to be an easier and less risky route to liquidity than going through an initial public offering.

Competitive Strengths

        We believe that our company will succeed in consummating an initial transaction with a target or targets as a result of the following:

  •
  Experienced Finance Company Investors.  Our officers have extensive experience in the specialty finance industry. We have been involved in starting, acquiring, conducting due diligence, structuring, negotiating, financing, managing and selling specialty finance companies for more than 15 years. See "Management — Directors and Officers" for more information about our officers.

  •
  Extensive Finance Company and Capital Markets Contacts.  Our management team and Board of Directors have significant experience and contacts in the specialty finance company industry specifically and in the banking and capital markets generally. We believe that these contacts will provide our management team with access to acquisition and growth financing opportunities. We plan to use our contacts to identify acquisition opportunities which may not yet be available to the broader market. While we will continue to consider and evaluate acquisitions that have been identified in the public or private markets, we believe focusing on the origination of acquisitions will create valuable opportunities.

  •
  Management Experience.  Our officers have significant experience in starting and operating successful specialty finance companies, as well as entities involved in securitization, structured finance and commercial lending. We believe that the experience of our management and members of our board of directors will provide us with access to a broad range of merger and acquisition opportunities.

  •
  Attractive Market Environment.  We believe our targeted specialty finance company market is underserved and significant opportunity for investment exists. We believe specialty finance companies traditionally have a difficult time accessing both public and private debt and equity capital growth. We believe a high percentage of equity investment dollars are focused on much larger companies outside the specialty market.

Effecting an initial transaction

General

        We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting one or more business combinations or portfolio or real estate acquisitions. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting business combinations or portfolio or real estate acquisitions as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations or portfolio or real estate acquisitions. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be in its early stages of development or growth. We may also purchase a portfolio of financial assets from a financial institution in a market sector that we believe is promising. Such an acquisition could also include the benefit of acquiring some of the management, infrastructure and marketing techniques which created the portfolio. Finally, we may acquire real estate assets that we expect will generate a portfolio of financial assets as the real estate is resold and we provide financing to customers. While we may seek to effect business combinations or portfolio or real estate acquisitions with more than one target, we may have the ability, as a result of our limited resources, to effect only a single business combination or portfolio or real estate acquisition.

We have not selected or approached any target

        To date, we have not selected or approached any target on which to concentrate our search for an initial transaction. Subject to the limitations that a target must have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Although we will focus on acquiring an operating business in the consumer and commercial finance sector and an acquisition of a portfolio of financial assets or real asset assets, we may acquire companies operating in any industry we choose. Accordingly, there is no reliable basis for investors in this offering to currently evaluate the possible merits or risks of the target with which, or industry in which, we may ultimately complete a business combination or portfolio or real estate acquisition. To the extent we effect a business combination with an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target acquisition, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of targets

        Our management team is experienced in the consumer and commercial finance industry, including sourcing, structuring, financing and consummating transactions involving financial assets. Through our management team and directors, we believe that we have extensive contacts and sources with public and private companies, investment banks, attorneys and accountants from which to generate acquisition opportunities. Our officers and directors as well as their affiliates may also bring to our attention target candidates. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of an initial transaction.

Selection of a target and structuring of a business combination or portfolio or real estate acquisition

        Subject to the requirement that our initial transaction must be with a target with a fair market value that is at least 80% of our net assets at the time of such transaction, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target. In evaluating a prospective target, our management will consider, among other factors, the following:

  •
  financial condition and results of operation;

  •
  cash flow potential;

  •
  growth potential;

  •
  experience and skill of management and availability of additional personnel;

  •
  capital requirements;

  •
  competitive position;

  •
  barriers to entry;

  •
  availability of financing sources;

  •
  security measures employed to protect technology, trademarks, customer data or trade secrets;

  •
  degree of current or potential market acceptance of the products, processes or services;

  •
  proprietary features and degree of intellectual property or other protection of the products, processes or services;

  •
  regulatory environment of the industry sector;

  •
  asset quality and historical performance, including but not limited to delinquency, default and net loss experience;

  •
  credit underwriting policies and procedures;

  •
  methods of origination of loans and origination channels;

  •
  servicing platforms and use of information technology; and

  •
  costs associated with effecting the transaction.

        In evaluating a prospective target real estate asset, our management will consider, among other factors, the following:

  •
  regulatory considerations;

  •
  anticipated demand and profitability;

  •
  availability of financing; and/or

  •
  environmental sensitivity.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination or portfolio or real estate acquisition will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination or portfolio or real estate acquisition consistent with our business objective. In evaluating a prospective target, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

        The structure of a particular business combination may take the form of a merger, capital stock exchange, asset acquisition or other similar structure. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, a combination of common and preferred stock, or debt securities, to complete a business combination or portfolio or real estate acquisition. Our management team has experience using both equity and debt to acquire financial and real estate assets. We believe that effective use of leverage can produce a higher return for investors than the return available from unlevered acquisitions. It is likely that we will borrow capital in addition to using the proceeds of this offering to consummate our initial transaction.

        The time and costs required to select and evaluate a target and to structure and complete the business combination or portfolio or real estate acquisition cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target with which a business combination or portfolio or real estate acquisition is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination or portfolio or real estate acquisition. However, we will not pay any finder's or consulting fees to our initial stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination or portfolio or real estate acquisition.

Fair market value of target

        The initial target that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such business, portfolio or asset will be determined by our board of directors based upon standards which it believes are generally accepted by the financial community. If our board is not able to independently determine that the target has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target has sufficient fair market value.

Probable lack of business diversification

        While we may seek to effect business combinations or portfolio or real estate acquisitions with more than one target, our initial transaction must be with a target which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is possible that we will have the ability to effect only a single business combination or portfolio or real estate acquisition. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business or portfolio or asset. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or acquiring only a single portfolio of financial assets or real estate asset, our lack of diversification may:

  •
  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination or portfolio or real estate acquisition; and

  •
  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Limited ability to evaluate the target's management

        Although we intend to closely scrutinize the management of a prospective target when evaluating the desirability of effecting a business combination or portfolio or real estate acquisition, we cannot assure you that our assessment of the target's management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following an initial transaction, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination or portfolio or real estate acquisition. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target.

        Following a business combination or portfolio or real estate acquisition, we may seek to recruit additional managers to supplement our incumbent management. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of initial transaction

        Prior to the completion of an initial transaction, we will submit the transaction to our stockholders for approval, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of an initial transaction, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include, in the case of a business combination, a description of the operations of the target and audited historical financial statements of the business, and in the case of a portfolio or real estate acquisition, such financial information as shall be required by applicable law and regulation.

        In connection with the vote required for an initial transaction, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders, officers and directors. We will proceed with the initial transaction only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the transaction and public stockholders owning less than 20% of the shares sold in this offering both vote against the transaction and exercise their conversion rights.

Conversion rights

        At the time we seek stockholder approval of an initial transaction, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the initial transaction and the transaction is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed initial transaction), divided by the number of shares of common stock sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be $5.38, or $0.62 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial transaction at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial transaction and the transaction is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of an initial transaction. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any initial transaction if public stockholders, owning 20% or more of the shares sold in this offering both vote against that transaction and exercise their conversion rights.

Liquidation if no initial transaction

        If we do not complete an initial transaction within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $5.38, or $0.62 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. If we liquidate before the completion of an initial transaction and distribute the proceeds held in trust to our public stockholders, Richard A. Stratton, our Chairman of the Board and Executive Officer, and Joseph S. Weingarten, our President, will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that Messrs. Stratton and Weingarten will be able to satisfy those obligations. They will not, however, be personally liable to pay debts and obligations to prospective targets if an initial transaction is not consummated with that prospective target, or for claims from any entity other than vendors. Furthermore, we cannot assure you that the actual per-share liquidation price will not be less than $5.38, plus interest, due to claims of creditors.

        If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete an initial transaction prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the initial transaction within the 18-month period, then we will have an additional six months in which to complete the initial transaction contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so within 24 months following the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon an initial transaction which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Competition

        In identifying, evaluating and selecting a target, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations and/or portfolio or real estate acquisition directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential targets that we could acquire with the net proceeds of this offering, the issuance of our debt or equity securities or a combination of the foregoing, our ability to compete in acquiring certain sizable targets will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business or portfolio or asset. Further:

  •
  our obligation to seek stockholder approval of a business combination or portfolio or real estate acquisition may delay or threaten the completion of a transaction;

  •
  our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination or portfolio or real estate acquisition; and

  •
  our outstanding warrants and the option, and the future dilution they potentially represent, may not be viewed favorably by certain targets.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination or portfolio or real estate acquisition. Our management believes, however, that to the extent that our target is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target with significant growth potential on favorable terms.

        If we succeed in effecting a business combination or portfolio or real estate acquisition, there will be, in all likelihood, intense competition from competitors of the target. We cannot assure you that, subsequent to a business combination or portfolio or real estate acquisition, we will have the resources or ability to compete effectively.

Facilities

        We maintain our executive offices at 51 Locust Avenue, Suite 302, New Canaan, Connecticut 06840. Full Circle LLC has agreed to provide us with certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, at this location pursuant to a letter agreement between us and Full Circle LLC. The cost for the foregoing services to be provided to us by Full Circle LLC is $7,500 per month. We believe, based on rents and fees for similar services in the Fairfield County, Connecticut area, that the fee charged by Full Circle LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

        We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. See "Risk Factors—Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, which could have a negative impact on our ability to consummate a business combination or portfolio or real estate acquisition." The amount of time they will devote in any time period will vary based on the availability of suitable targets to investigate. We do not intend to have any full time employees prior to the consummation of an initial transaction.

Legal Proceedings

        We are not involved in any litigation or administrative proceedings incidental to our business.

Periodic reporting and audited financial statements

        We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent accountants.

        The absence of such financial statements may make it more difficult for stockholders to analyze the transaction in making their voting decisions. We will not acquire a target in a business combination if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target. However, in the case of an acquisition of a portfolio of financial assets or of real estate assets, audited financial statements may not be available or we may not be required to provide stockholders with such financial statements. Our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target in a business combination as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target. In addition, our management will ensure that the target company is compliant, on a timely basis, with the Sarbanes-Oxley Act of 2002. Our management believes that the requirement of having available audited financial statements for the target of a business combination, as well as achieving timely compliance with the Sarbanes-Oxley Act of 2002, will not materially limit the pool of potential target businesses available for acquisition.

Comparison to offerings of blank check companies

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter has not exercised its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms under a Rule 419 Offering
Escrow of offering proceeds	$107,526,000 of the net offering proceeds will be deposited into a trust account at maintained by Continental Stock Transfer & Trust Company.	$99,900,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
The $107,526,000 of net offering proceeds held in trust will only be invested in U.S. "government securities," defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target	The initial target that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Inc. informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of an initial transaction. During this period, the securities would be held in the escrow or trust account.
Exercise of the Warrants
The warrants cannot be exercised until the later of the completion of an initial transaction and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.
The warrants could be exercised prior to the completion of an initial transaction, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the initial transaction. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Initial transaction deadline
	An initial transaction must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective initial transaction was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds
	The proceeds held in the trust account will not be released until the earlier of the completion of an initial transaction and our liquidation upon failure to effect an initial transaction within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of an initial transaction and the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
Richard A. Stratton	55	Chairman of the Board and Chief Executive Officer
Joseph S. Weingarten	40	President and Director

        Richard A. Stratton has been our Chairman of the Board and Chief Executive Officer since our inception. Mr. Stratton is also Chairman of the Board and controlling stockholder of Directors of Developer Finance Corporation, or DFC, which generates a portfolio of financial assets by providing financing to consumers and developers for the purchase of rural, recreational and other real estate. Additionally, Mr. Stratton co-founded and is a controlling stockholder and Chief Executive Officer of Resort Finance Corporation, or RFC, which provides financing to developers of vacation ownership, or timeshare interests. Since the inception of DFC in December of 2001, and RFC in 2002, Mr. Stratton has been responsible for strategic planning, general oversight and raising capital for these entities. Since July 2003, RFC has owned a 40% interest in, and Mr. Stratton has been chief executive officer of, Resort Finance LLC, or RFL. RFL is in the business of acquiring, maintaining, administering, and financing a portfolio of timeshare loans and loans to timeshare developers, and certain related activities. Prior to co-founding DFC, Mr. Stratton was a co-founder, president and from 1996 to October 1999 CEO of Litchfield Financial Corporation (NASDAQ: LTCH), a specialty finance company with land, timeshare, financial services and tax lien divisions. Litchfield Financial was acquired by Textron Financial in October 1999 and Mr. Stratton served as Senior Vice President of Textron Financial from October 1999 until September 2000. Prior to Litchfield, Mr. Stratton held senior finance and marketing positions at Patten Corporation (now known as Bluegreen Corporation), Summit Software Technology, Gillette Company, and American Appraisal Company. Mr. Stratton received his B.A. degree from The College of the Holy Cross.

        Joseph S. Weingarten has been our President, and a Director since our inception. Mr. Weingarten is the President of Cold Spring Capital Management Corporation which is principally in the business of providing management support to Developer Finance Corporation and Resort Finance Corporation (see the description of Mr. Stratton above) and also evaluates other opportunities in consumer and commercial finance. Mr. Weingarten was a Director in the Asset Backed Securities group of Nomura Securities International Inc., from August 2001 through June 2004, where he was primarily responsible for originating warehouse and term securitization transactions with focus on first time issuers and emerging asset classes, and has experience in financing a wide variety of asset types. He was also responsible for international asset backed securities clients issuing term securities in the United States, completing transactions for issuers in Australia, Brazil, Japan, and the United Kingdom. From January 2000 to August 2001, Mr. Weingarten was a Managing Director with ING Barings where he was responsible for originating, structuring, and executing securitized transactions in the term and asset-backed commercial paper markets. From March 1997 to December 1999, Mr. Weingarten was with Litchfield Financial Corporation (NASDAQ: LTCH), a specialty finance company with land, timeshare, financial services and tax lien divisions. During 1997 and 1998, he served first as Senior Vice President, and Executive Vice President from 1998 through December 1999. At Litchfield Financial, Mr. Weingarten was responsible for business development activities and was a member of senior management. Mr. Weingarten also served as a Vice President of ING's Asset Backed Finance Group at ING from 1993 to 1997, and with the Consumer Finance and Mortgage Finance Groups of USWEST Financial Services from 1991 to 1992, and as a certified public accountant with Arthur Andersen & Company from 1987 through 1991. Mr. Weingarten is a graduate of New York University and holds a B.A. in Finance and Accounting.

        Our board of directors is divided into three classes, with only one class of directors being elected in each year and each class serving for a three-year term. The term of office of the first class of directors, which will consist of an independent director to be added to our board of directors, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Joseph S. Weingarten, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Richard A. Stratton, will expire at the third annual meeting.

Executive compensation

        No executive officer or director has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target, we will pay Full Circle LLC, an affiliate of Richard A. Stratton, a fee of $7,500 per month for providing us with certain limited administrative, technology and secretarial services, as well as the use of certain limited office space in New Canaan, Connecticut. However, this arrangement is solely for our benefit and is not intended to provide Richard A. Stratton compensation in lieu of a salary. No other executive officer or director has a relationship with or interest in Full Circle LLC.

        Other than this $7,500 per-month fee, no compensation of any kind, including finder's and consulting fees, will be paid to any of our initial stockholders, our officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with an initial transaction. However, our initial stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential targets and performing due diligence on suitable initial transactions. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors are deemed "independent," we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

        Following an initial transaction and to the extent our current executive officers continue to be involved in management of our business, they will be entitled to receive such compensation as our Board of Directors may approve.

Conflicts of interest

        Potential investors should be aware of the following potential conflicts of interest:

  •
  None of our officers and directors is required to commit his full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

  •
  In the course of their other business activities, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as for the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Directors and Officers."

  •
  Richard A. Stratton, our Chairman and Chief Executive Officer, is subject to a non-compete agreement with RFL, which, so long as it is in effect and Mr. Stratton remains an officer or director of our company, will prevent us from acquiring an operating business or making a portfolio or real estate acquisition that is in or relates to the timeshare industry and possibly certain other activities. See "Risk Factors — Our chief executive officer is a party to a to non-competition agreement that will limit the types of companies we can target for an initial transaction and may make us a less attractive buyer to certain target companies."

  •
  Mr. Stratton is the Chairman of the Board and the majority stockholder of DFC, which focuses its operations on real estate opportunities that may from time to time also be of potential interest to us.

  •
  As indicated above, Mr. Stratton is a controlling stockholder of RFC. RFC, in turn, owns a 40% interest in RFL. The remaining 60% equity interest is owned by an affiliate of a large financial institution. This institution, or its affiliates, has also made loans to RFC and RFL. Mr. Stratton has guaranteed a portion of loans made to RFC, and the loan agreements to each of RFL and RFC provide that an event of default shall exist if Mr. Stratton ceases to be actively engaged in the entity's management.

  •
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

  •
  Since our directors own shares of our common stock which will be released from escrow only if an initial transaction is successfully completed, and may own warrants which will expire worthless if an initial transaction is not consummated, our board may have a conflict of interest in determining whether a particular target is appropriate to effect an initial transaction. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target, completing an initial transaction on a timely basis and securing the release of their stock.

  •
  Our officers and directors who purchase shares of our common stock in the open market will be treated in all respects as public stockholders. As a result, they will be afforded the same voting and conversion rights that public stockholders are afforded with respect to those shares.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. Under Delaware law and our certificate of incorporation, our Board of Directors has the power to renounce in advance, our interest or expectancy in specified business opportunities or specified classes or categories of business opportunities that are presented to us or to any of our officers, directors or stockholders and may from time to time do so.

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, all of our officers have agreed, until the earlier of an initial transaction, our liquidation and such time as he ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have. In particular, the pre-existing fiduciary obligations that Richard A. Stratton might have, include, but are not limited to, his obligations to present business opportunities in the timeshare industry to RFL and other appropriate opportunities to RFC and DFC. In addition, as described above, RFC has entered into a management agreement with RFL pursuant to which RFC provides certain services to RFL. Mr. Stratton has entered into a non-compete agreement with RFL pursuant to which he has agreed not to compete with RFL, directly or indirectly, while he is an officer of RFL and for a period of up to three years after the earliest of such time as RFC ceases to own any equity interest in RFL, such time as Mr. Stratton ceases to be the chief executive of RFL, or such times as the agreement among members of RFL is terminated. Accordingly, and absent a waiver of the terms of such non-compete agreement by the entity owning the remaining 60% of RFL, we will not be permitted to acquire an operating business or make a portfolio or real estate acquisition that is in or relates to the timeshare industry. No assurances can be given that any such waiver will be requested or, if requested, granted. Mr. Stratton believes that, since its inception, RFL's business has consisted of acquiring, maintaining, administering and financing portfolios of timeshare finance loans and loans to timeshare developers. An expansion by RFL of its business could potentially further restrict the business activities Mr. Stratton could engage in without competing with RFL.

        In connection with the vote required for any initial transaction, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering.

        To further minimize potential conflicts of interest, we have agreed not to consummate a business combination or portfolio or real estate acquisition with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination or portfolio or real estate acquisition is fair to our stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of June 13, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming they do not purchase units in this offering), by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentage of ownership is based on 5,000,000 shares of common stock outstanding on June    , 2005, and 25,000,000 shares of common stock outstanding after the completion of this offering (excluding the over-allotment option, the warrants and the purchase option granted to the sole underwriter).

		Approximate Percentage of Outstanding Common Stock
	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)		Before Offering	After Offering
Richard A. Stratton	2,500,000	50%	10%
Joseph S. Weingarten	2,500,000	50%	10%
All directors and officers as a group (2 individuals)		100.00%	20.00%

(1)
The business address of each person is 51 Locust Avenue, Suite 302, New Canaan, Connecticut 06840.

        Immediately after this offering, our initial stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these initial stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination or portfolio or real estate acquisition.

        All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until, subject to certain limited exceptions (each of which requires that the shares remain in escrow for the required period), six months after our liquidation or the consummation of a merger, stock exchange or other similar transaction or a portfolio or real estate acquisition which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating an initial transaction.

        During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children, trusts established for their benefit, or to affiliated companies, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect an initial transaction and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

        Richard A. Stratton and Joseph S. Weingarten have agreed with Ferris, Baker Watts, Inc. that, subject to any regulatory restrictions, after this offering is completed and within the first ninety trading days after separate trading of the warrants has commenced, they or certain of their affiliates or designees will use reasonable best efforts to collectively purchase up to $2,100,000 (at least 3,000,000 warrants) in the public marketplace at prices not to exceed $0.70 per warrant. They have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until after we have completed an initial transaction. In addition, subject to any regulatory restrictions and within the first ninety days after separate trading of the warrants has begun, Ferris, Baker Watts, Inc., or certain of its principals, affiliates or designees, has agreed to purchase up to $600,000 of warrants (at least 857,143 warrants) in the public marketplace at prices not to exceed $0.70 per warrant. The warrants may trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Inc. determines that an earlier date is acceptable. In no event will Ferris, Baker Watts, Inc. allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Current Report on Form 8-K.

CERTAIN TRANSACTIONS

        On June 10, 2005, we issued 5,000,000 shares of our common stock to the parties set forth below for $25,000 in cash, at a purchase price of $0.005 per share, as follows:

Name	Number of Shares	Relationship to us
Richard A. Stratton	2,500,000	Chairman of the Board, Chief Executive Officer and Secretary
Joseph S. Weingarten	2,500,000	President and Director

        The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus.

The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Full Circle LLC, an affiliate of Richard A. Stratton, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target, it or its affiliates will make available to us certain limited administrative, technology and secretarial services, as well as the use of certain limited office space in New Canaan, Connecticut, as we may require from time to time. We have agreed to pay Full Circle LLC $7,500 per month for these services. Richard A. Stratton is the sole owner of Full Circle LLC and, as a result, will benefit from the transaction to the extent of their interest in or position with Full Circle LLC.

        However, this arrangement is solely for our benefit and is not intended to provide Richard A. Stratton compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Fairfield County, Connecticut area, that the fee charged by Full Circle LLC is at least as favorable as we could have obtained from an unaffiliated person. However, if our directors are not deemed "independent," we will not have had the benefit of disinterested directors approving this transaction.

        Richard A. Stratton and Joseph S. Weingarten have advanced a total of $100,000, on a non-interest bearing basis, to us as of the date of this prospectus to cover expenses related to this offering. The advances will be payable on the earlier of June 10, 2006 and the consummation of this offering. We intend to repay these advances from the proceeds of this offering not being placed in trust.

        We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible targets and business combinations and portfolio or real estate acquisitions. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

        Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder's and consulting fees, will be paid to any of our initial stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the initial transaction.

        Ferris, Baker Watts, Inc., the sole underwriter of this offering, will purchase, for $100, an option to purchase up to a total of 1,000,000 units. See "Underwriting—Purchase Option."

        All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans or advances by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans or advances, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case, who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

        We are authorized to issue 85,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, 5,000,000 shares of common stock are outstanding, held by two record holders. No shares of preferred stock are currently outstanding.

Units

        Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Inc. informs us of its decision to allow earlier separate trading, provided that, in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K.

Common stock

        Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any initial transaction, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders, officers and directors. Additionally, our initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with the initial transaction only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial transaction and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

        Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

        If we are forced to liquidate prior to an initial transaction, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the initial transaction and the initial transaction is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

        Our certificate of incorporation, as amended, authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to an initial transaction, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination or portfolio or real estate acquisition. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of an initial transaction; and

  •
  one year from the date of this prospectus.

        The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City local time, or earlier upon redemption.

        The warrants contain a "cashless" exercise feature such that the warrants may be exercised by surrendering a portion of the warrants and receiving shares of common stock in exchange with the number of warrants to be surrendered based on the "spread" between their exercise price and the market value of the common stock underlying such warrants.

        We may call the warrants for redemption:

  •
  in whole and not in part;

  •
  at a price of $.01 per warrant; at any time after the warrants become exercisable;

  •
  upon not less than 30 days' prior written notice of redemption to each warrant holder;

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

  •
  if the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. There can be, however, no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

        If the foregoing conditions are satisfied and we call the redemption, each warrant holder shall then be entitled to exercise his or her warrant, prior to the date scheduled for redemption, either by payment of the exercise price in cash or on a "cashless" basis. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the "value" to be converted into shares of our common stock upon the exercise of the warrants on a cashless basis and provide such information in the notice of redemption. The "value" will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of redemption to warrant holders.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price if not exercised on a cashless basis, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase option

        We have agreed to sell to Ferris, Baker Watts, Inc. an option to purchase up to a total of 1,000,000 units at a per-unit price of $7.50 (125% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled "Underwriting—Purchase option."

Dividends

        We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of an initial transaction. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial transaction. The payment of any dividends subsequent to an initial transaction will be within the discretion of our then current board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our transfer agent and warrant agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares eligible for future sale

        Immediately after this offering, we will have 25,000,000 shares of common stock outstanding, or 28,000,000 shares if the underwriter's over-allotment option is exercised in full. Of these shares, the 20,000,000 shares sold in this offering, or 23,000,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,000,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to            , 2006. In addition, all of those shares have been placed in escrow and will not be transferable for a period of six months after the consummation of an initial transaction and will be released prior to that date subject to certain limited exceptions.

Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares of common stock then outstanding, which will equal 250,000 shares immediately after this offering (or 280,000 if the underwriter exercises its over-allotment option); and

  •
  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Availability of Rule 144 to Resales of Stock of Blank Check Companies

        The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial transaction, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

        The holders of our 5,000,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. All of the above stockholders also have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. In addition, the holders of the units, underlying warrants or common stock issuable under the Ferris, Baker Watts, Inc. purchase option are entitled to make one demand that we register these securities at the election of the holders of 51% of such securities. In addition, these holders have certain "piggy-back" registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements.

Delaware Anti-Takeover Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder,

        for three years following the date that the stockholder became an interested stockholder. A "business combination" includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

  •
  our board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

UNDERWRITING

        Subject to the terms and conditions of an underwriting agreement dated                        , 2005, Ferris, Baker Watts, Incorporated, as sole underwriter, has agreed to purchase from us the number of units indicated in the following table. Ferris, Baker Watts, Incorporated is acting as the sole underwriter of this offering.

Underwriter	Number of Units
Ferris, Baker Watts, Incorporated	20,000,000

Total	20,000,000

        This offering will be underwritten on a firm commitment basis. The underwriter proposes to offer units, comprised of one share of common stock and two warrants, directly to the public at the public offering price set forth on the cover page of this prospectus. Any units sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $                      per share. The underwriter may allow, and these selected dealers may re-allow, a concession of not more than $                       per share to other brokers and dealers. After the units are released for sale to the public, the offering price and other selling terms may, from time to time, be changed by the underwriter.

        The underwriter's obligation to purchase units is subject to conditions contained in the underwriting agreement. The underwriter is obligated to purchase all of the units that it has agreed to purchase under the underwriting agreement, other than those covered by the over-allotment option, if it purchases any units. The offering of the units are made for delivery when, as and if accepted by the underwriter and subject to prior sale and to withdrawal, cancellation and modification of the offering without notice. The underwriter reserves the right to reject any order for the purchase of units.

        The following table summarizes the public offering price, underwriting discount to be paid to the underwriter by us, and the proceeds, before expenses, to us. This information assumes either no exercise or the full exercise, as applicable, by the sole underwriter of its over-allotment option.

	Per Unit	Total, With No Exercise of Over-allotment Option	Total, With Full Exercise of Over-allotment Option
Public offering price	$6.00	$120,000,000	$138,000,000
Underwriting discount	0.36	7,200,000	8,280,000
Non-accountable expense allowance(1)	0.09	1,800,000	1,800,000

Proceeds before expenses(2)	$5.55	$111,000,000	$127,920,000

(1)
The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriter's over-allotment option.

(2)
The offering expenses are estimated at approximately $524,000.

        We have agreed to pay certain expenses incurred by Ferris, Baker Watts, Incorporated in connection with its services as sole underwriter.

Over-allotment option

        We have granted to the underwriter an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to 3,000,000 additional units at the public offering price, less the underwriting discount, set forth on the cover page of this prospectus. The underwriter may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional units are purchased pursuant to the option, the underwriter will offer the additional units on the same terms as those on which the other units are being offered hereby.

Purchase option

        We have agreed to sell to Ferris, Baker Watts, Incorporated, for $100, an option to purchase up to a total of 1,000,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable by Ferris, Baker Watts, Incorporated at $7.50 (125% of the price of the units sold in this Offering) upon the later of the consummation of an initial transaction on the terms described in this prospectus or                            , 2006. The purchase option expires five years from the date of this prospectus. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the purchase option grants to holder demand and "piggy back" rights with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves.

Indemnification

        We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of any of these liabilities.

Escrow Agreement

        Each of our Initial Stockholders has agreed to deposit all of his shares into an escrow account maintained by Continental Stock Transfer and Trust Company, acting as escrow agent. Subject to certain limited exceptions (each of which requires that the shares remain in escrow for the required period), these shares will not be transferable during the escrow period and will not be released until six months after the consummation of an initial transaction, unless we were to consummate a transaction after the consummation of the initial transaction that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Stabilization, Short Positions and Penalty Bids

        In connection with the offering, the underwriter may engage in over-allotment, syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of stabilizing, maintaining or otherwise affecting the price of our securities.

        These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market price of our units above that which might otherwise prevail in the open market or preventing or retarding a decline in the market price of our units. The imposition of a penalty bid may also affect the price of the units to the extent that it discourages resales. These transactions may be effected on the American Stock Exchange, or otherwise and, if commenced, may be discontinued without notice at any time.

        Neither we nor the underwriter makes any representation or prediction as to the magnitude or effect of any such transaction. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

        Subject to any regulatory restrictions, within the first ninety trading days after separate trading of the warrants has commenced, Richard A. Stratton and Joseph S. Weingarten have agreed that they or certain of their affiliates or designees will use reasonable best efforts to collectively purchase up to $2,100,000 of warrants (at least 3,000,000 warrants) in the public marketplace at prices not to exceed $0.70 per warrant. In addition, subject to any regulatory restrictions and within the first ninety trading days after separate trading of the warrants has commenced, Ferris, Baker Watts, Incorporated or certain of its principals, affiliates or designees, has agreed to purchase up to $600,000 of warrants (at least 857,143 warrants) in the public marketplace at prices not to exceed $0.70 per warrant.

Other terms

        We have granted the underwriter the right to have its designee present at all meeting of our board of directors for a period of two years from the date of this prospectus. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors' meetings, but will have no voting rights. The underwriter has not named a designee as of the date of this prospectus.

Pricing of the Offering

        Prior to this offering, there has been no public market for our units. Consequently, the initial public offering price for our units has been determined by negotiations between us and Ferris, Baker Watts, Incorporated. Among the primary factors considered in determining the initial public offering price were:

  •
  prevailing market and economic conditions;

  •
  our capital structure;

  •
  the valuation multiples of publicly traded companies that Ferris, Baker Watts, Incorporated believes to be comparable to us; and

  •
  estimates of our business potential and earning prospects.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

        Our units are not publicly traded. Accordingly, there is no current active trading market for our units. Consequently, we cannot assure or guarantee that an active trading market for our units will develop or that, if developed, will continue. An active and orderly trading market will depend on the existence, and individual decisions, of willing buyers and sellers at any given time. We will not have any control over these factors. If an active trading market does not develop or is sporadic, this may hurt the market value of our units and make it difficult to buy or sell units on short notice. We cannot assure you that if you purchase units in the offering you will later be able to sell it at or above the purchase price.

Listing of Units, Shares of Common Stock, and Warrants

        We will apply to have the Units, shares of Common Stock, and Warrants included for quotation on the American Stock Exchange, under the following symbols:

Units:
Common Stock:
Warrants:

LEGAL MATTERS

        The validity of the securities offered in this prospectus is being passed upon for us by Choate, Hall & Stewart LLP, Boston, Massachusetts. Venable LLP, Vienna, Virginia, is acting as counsel for the underwriter in this offering.

EXPERTS

        The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Cold Spring Capital Inc.

        We have audited the accompanying balance sheet of Cold Spring Capital Inc. (a development stage company) as of June 13, 2005, and the related statements of operations, stockholders' equity and cash flows for the period from May 26, 2005 (inception) to June 13, 2005. These financial statements are the responsibility of Cold Spring Capital Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cold Spring Capital Inc. as of June 13, 2005, and the results of its operations and its cash flows for the period from May 26, 2005 (inception) to June 13, 2005 in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP
New York, New York

June 15, 2005

COLD SPRING CAPITAL INC.

(A Development Stage Company)

BALANCE SHEET

As of June 13, 2005

ASSETS
Current asset—cash	$120,000

Deferred Offering Costs	60,000

Total Assets	$180,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accrued expenses	$57,190
Advances payable, stockholders	100,000

Total Liabilities	157,190

COMMITMENT
Stockholders' equity:
Common stock, $0.01 par value, 1000 shares authorized, 200 shares issued and outstanding	$2
Additional paid-in capital	24,998
Deficit accumulated during the development stage	(2,190)

Total Stockholders' Equity	22,810

Total Liabilities And Stockholders' Equity	$180,000

See notes to financial statements.

COLD SPRING CAPITAL INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

Period from May 26, 2005 (Inception) to June 13, 2005

Operating Expenses:
General & administrative	$(2,190)

Net Loss	$(2,190)

Loss per share—basic and diluted	$(10.95)

Weighted average number of common shares outstanding—basic and diluted	200

See notes to financial statements.

'>

COLD SPRING CAPITAL INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

Period from May 26, 2005 (Inception) to June 13, 2005

	Common Stock			Deficit Accumulated During the Development Stage
			Additional Paid-In Capital
	Shares	Amount			Total
Stock issued June 10, 2005 for $125 per Share	200	$2	$24,998		$25,000
Net loss				$(2,190)	(2,190)

Balance at June 13, 2005	200	$2	$24,998	$(2,190)	$22,810

See notes to financial statements.

COLD SPRING CAPITAL INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

Period from May 26, 2005 (Inception) to June 13, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,190)
Increase in accrued expenses	2,190

Net cash used in operating activities	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock	25,000
Proceeds from advances from stockholders	100,000
Payment of deferred offering costs	(5,000)

Net cash provided by financing activities	120,000

Net change in cash	120,000
Cash at beginning of period	—

Cash at end of period	$120,000

Supplemental Schedule of non-cash financing activities:
Accrual of deferred offering costs:	$55,000

See notes to financial statements.

COLD SPRING CAPITAL INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

June 13, 2005

NOTE 1—ORGANIZATION, BUSINESS OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

        Cold Spring Capital Inc. (the "Company"), formerly Cold Spring Capital Incorporated, was incorporated in Delaware on May 26, 2005 as a blank check company whose objective is to acquire an operating business, portfolio of financial assets (including commercial, consumer, and/or mortgage loans), or a real estate assets that are expected to generate a portfolio of financial assets (each a "Business Combination").

        At June 13, 2005, the Company had not yet commenced any operations. All activity through June 13, 2005 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

        The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering") which is discussed in Note 2. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriter, will be held in a trust account ("Trust Account") and invested in government securities until the earlier of (i) the consummation of a first Business Combination and (ii) liquidation of the Company. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

        With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

        The Company's Certificate of Incorporation will be amended prior to the Proposed Offering to provide for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

        Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

        The Company recorded a deferred income tax asset for the tax effect of net operating loss carry-forwards and temporary differences, aggregating approximately $745. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at June 13, 2005.

        The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

        Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

        Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 2—PROPOSED PUBLIC OFFERING

        The Proposed Offering calls for the Company to offer for public sale up to 20,000,000 units ("Units"). In addition, the Company will grant the sole underwriter (the "Underwriter") of the Proposed Offering an option (the "Over-Allotment Option"), exercisable not later than 45 days after the sale of the Units, to purchase up to 3,000,000 additional Units to cover over-allotments. Each Unit consists of one share of the Company's common stock, $0.01 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

        The Company has agreed to sell the Units issued in the Proposed Offering to the Underwriter at a price per share equal to $5.64 (a discount of $0.36 per share), resulting in an aggregate underwriting discount to the Underwriter of $7,200,000 if the Over-Allotment Option is not exercised and $8,280,000 if the Over-Allotment Option is exercised. In addition, the Company will pay the Underwriter a non-accountable expense allowance of $1,800,000 out of the gross proceeds of the Proposed Offering. The Company has also agreed to sell to the Underwriters for $100, as additional compensation, an option to purchase up to a total of 1,000,000 Units at a per-Unit offering price of $7.50 (125% of the price of the Units to be sold in the Proposed Offering).

        Richard A. Stratton and Joseph S. Weingarten, the Company's founding stockholders, have agreed with the Underwriter that, subject to any regulatory restrictions, after the Proposed Offering is completed and within the first ninety trading days after separate trading of the warrants has commenced, they or certain of their affiliates or designees will use reasonable best efforts to collectively purchase up to $2,100,000 of Warrants (at least 3,000,000 Warrants) in the public marketplace at prices not to exceed $0.70 per Warrant. In addition, subject to any regulatory restrictions and within the first ninety days after separate trading of the warrants has begun, the Underwriter, or certain of its principals, affiliates or designees, has agreed to purchase up to $600,000 of Warrants (at least 857,143 Warrants) in the public marketplace at prices not to exceed $0.70 per warrant.

NOTE 3—DEFERRED OFFERING COSTS

        Deferred offering costs consist of legal fees and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

NOTE 4—ADVANCES PAYABLE, STOCKHOLDERS

        On June 10, 2005, Cold Spring Capital Inc. received $100,000 as advances for expenses from two shareholders. These advances bear no interest and are payable upon the earlier of (i) June 9, 2006, and (ii) the consummation of the Proposed Offering. The fair value of the advances payable approximate their recorded amount due to their short-term nature.

NOTE 5—COMMITMENT

        The Company utilizes certain administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

        Until            , 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$120,000,000

COLD SPRING CAPITAL INC.

20,000,000 Units

PROSPECTUS

Ferris, Baker Watts
Incorporated

, 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees' fee	$1,000	(1)
SEC Registration Fee	45,669
NASD filing fee	39,300
Accounting fees and expenses	25,000
Printing and engraving expenses	75,000
Director & Officer liability insurance premiums	250,000	(2)
Legal fees and expenses	315,000
Blue sky services and expenses	10,000
Miscellaneous	14,031	(3)

Total	$725,000

(1)
In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant's common stock, $2,400 for acting as warrant agent for the registrant's warrants and $1,800 for acting as escrow agent.

(2)
This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates an initial transaction.

(3)
This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Our certificate of incorporation (as will be in effect immediately prior to the effectiveness of this registration statement) will provide that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        "Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

  (a)
  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

  (b)
  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  (c)
  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

  (d)
  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

  (e)
  Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

  (f)
  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

  (g)
  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

  (h)
  For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

  (i)
  For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

  (j)
  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or raified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  (k)
  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraphs 1 and 2 of Article Ninth of our Certificate of Incorporation provides:

        "1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

        "2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper."

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

        (a)    During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Richard A. Stratton	100
Joseph S. Weingarten	100

        Such shares were issued on June 10, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of $125.00 per share. No underwriting discounts or commissions were paid with respect to such sales.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a)
  The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement.*
1.2	Form of Selected Dealers Agreement.*
3.1	Amended and Restated Certificate of Incorporation.*
3.2	Amended and Restated Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
4.5	Form of Unit Purchase Option.*
5.1	Opinion of Choate, Hall & Stewart LLP.*
10.1	Letter Agreement among the Registrant, Ferris, Baker Watts, Inc., Richard A. Stratton, dated June , 2005.*
10.2	Letter Agreement among the Registrant, Ferris, Baker Watts, Inc. and Joseph S. Weingarten, dated June , 2005.*
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.4	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.*
10.5	Form of Letter Agreement between Full Circle LLC and the Registrant regarding administrative support.*
10.6	Advance Agreement between the Registrant and Richard A. Stratton, dated June 10, 2005.*
10.7	Advance Agreement between the Registrant and Joseph S. Weingarten, dated June 10, 2005.*
10.8	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.9	Form of Warrant Purchase Agreement among each of Richard A. Stratton and Joseph S. Weingarten and Ferris, Baker Watts, Inc.*
23.1	Consent of Goldstein Golub Kessler LLC**

23.2	Consent of Choate, Hall & Stewart LLP* (included in Exhibit 5.1)
24	Power of Attorney (included on signature page of this Registration Statement).**

*
To be filed at a later date by amendment.

**
Filed herewith

ITEM 17. UNDERTAKINGS.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of New Canaan, State of Connecticut, on the 16th day of June 2005.

COLD SPRING CAPITAL INC.
By:	/s/ RICHARD A. STRATTON Richard A. Stratton Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

        The undersigned directors and officers of Cold Spring Capital Inc. hereby constitute and appoint Richard A. Stratton and Joseph S. Weingarten and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Position	Date

By:	/s/ RICHARD A. STRATTON Richard A. Stratton	Chief Executive Officer, Chairman of the Board of Directors and Secretary (Principal Executive Officer)	June 16, 2005
By:	/s/ JOSEPH S. WEINGARTEN Joseph S. Weingarten	President, Treasurer and Director (Principal Financial Officer)	June 16, 2005

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Table of Contents
PROSPECTUS SUMMARY
THE OFFERING
SUMMARY FINANCIAL DATA
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DILUTION
DIVIDEND POLICY
CAPITALIZATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSED BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN TRANSACTIONS
DESCRIPTION OF SECURITIES
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BALANCE SHEET
COLD SPRING CAPITAL INC. (A Development Stage Company) BALANCE SHEET As of June 13, 2005
STATEMENT OF OPERATIONS
STATEMENT OF STOCKHOLDERS
STATEMENTS OF CASH FLOWS
COLD SPRING CAPITAL INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS June 13, 2005
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.
  ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  ITEM 17. UNDERTAKINGS.
SIGNATURES
POWER OF ATTORNEY